Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-85530, dated October 21, 1994, Registration No. 333-3464, dated April 18, 1996, Registration No. 33-63085, dated September 9, 1998, Registration No. 333-82185, dated July 2, 1999, and Registration No. 333-118506, dated August 24, 2004 on Form S-8 and the Registration No. 33-62012, dated April 11, 1996, Registration No. 333-91649, dated November 24, 1999 and Registration No. 333-51400, dated December 7, 2000 on Form S-3 of our reports dated February 28, 2011, relating to our audits of the consolidated financial statements and financial statement schedule of Innodata Isogen Inc. and Subsidiaries as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010 and the effectiveness of internal control over financial reporting (which report expresses an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting) of Innodata Isogen, Inc. and Subsidiaries as of December 31, 2010, included in this Annual Report on Form 10-K of Innodata Isogen Inc. for the year ended December 31, 2010.

/s/ J.H. COHN LLP

Roseland, New Jersey
February 28, 2011